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                         [COOPERS & LYBRAND LETTERHEAD]



                                                                  Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ariel Corporation on Form S-8 of our report dated March 7, 1997, on our audits of the financial statements of Ariel Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in Ariel Corporation's Annual Report on Form 10-K.


                                       /s/ Coopers & Lybrand LLP
                                       ---------------------------------
                                       Coopers & Lybrand LLP


Princeton, New Jersey
July 10, 1997